Exhibit 10.73


                     2000-1 AMENDMENT TO THE
      FLEMING COMPANIES, INC. ASSOCIATE STOCK PURCHASE PLAN


     The Fleming Companies, Inc. Associate Stock Purchase Plan
(the "Plan") is hereby amended as follows:

                               I.

     Section 2.1(n) of the Plan is hereby amended to read as follows:

          "The word 'Participant' shall mean an Associate
          (i) who executes with the Company an Option
          Agreement on or prior to a Granting Date, (ii) who on such Granting Date was employed by the Employer, and (iii) whose customary employment is more than 20 hours per week and more than five months in any calendar year. The word 'Participant' shall also include the legal representative of a deceased Participant, and a Participant who, within three months prior to the end of the applicable Purchase Period for which he is a Participant, terminates his employment with the Employer. 'Disability' for purposes of this Subsection (n) shall mean a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Employer. A determination that disability exists shall be based upon independent medical evidence satisfactory to the Committee. In the event that any Employer ceases to be a Subsidiary of the Company, the Associates of such Employer will be deemed to have terminated employment as of such date."

                               II.

     The second sentence of Section 3.3 of the Plan is hereby amended to read as follows:

          "A legal representative of a deceased Participant and a Participant who terminates employment for any reason within three months prior to the end of the applicable Purchase Period will continue to be a Participant in the Plan until the next succeeding Exercise Date unless such Participant or his representative (in the event of the Participant's death) elects to withdraw from the Plan pursuant to this Section 3.3."

     Except as otherwise provided in this 2000-1 Amendment to the Fleming Companies, Inc. Associate Stock Purchase Plan
("Amendment"), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of July 1, 2000.